As filed with the Securities and Exchange Commission on March 3, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	20-0723270 (I.R.S. Employer Identification No.)
3525 East Post Road, Suite 120
Las Vegas, NV 89120
(Address of principal executive offices)
Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan
(Full title of the Plan(s))

Scott Betts
Global Cash Access Holdings, Inc.
3525 East Post Road, Suite 120
Las Vegas, NV 89120
702-855-3000
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)
Copies to:

Katie Lever, Esq. Global Cash Access Holdings, Inc. 3525 East Post Road, Suite 120 Las Vegas, NV 89120 702-855-3000	Timothy J. Harris, Esq. Morrison & Foerster LLP 755 Page Mill Road Palo Alto, CA 94304 650-813-5600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of Securities to be Registered	be registered (1)	per share	price	registration fee
Common Stock, $0.001 par value per share	2,501,369 (2)	$5.21 (3)	$13,032,133	$513

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that becomes issuable under the Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)	Represents shares reserved effective January 1, 2008 for issuance under the Plan. Shares issuable under the Plan were initially registered on a Registration Statement on Form S-8 (No. 333-131904) filed with the Securities and Exchange Commission on February 16, 2006.

(3)	Estimated solely for purposes of this offering under Rule 457(h) of the Securities Act. The price of $5.21 per share represents the average of the high and low prices of the Registrant’s common stock on the New York Stock Exchange on February 29, 2008 (a date which is within five business days of the date of filing of this Registration Statement).

PART I
INFORMATION REQUIRED IN THE
SECTION 10(A) PROSPECTUS
Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed to register 2,501,369 additional shares of the Registrant’s common stock, par value $0.001 per share, reserved for issuance under the terms of Plan. The contents of the Registration Statement on Form S-8 (No. 333-131904) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on February 16, 2006 and the contents of the Registration Statement on Form S-8 (No. 333-140878) filed with the Commission on February 26, 2007 are hereby incorporated by reference into this Registration Statement.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     There are hereby incorporated by reference in this Registration Statement the following documents previously filed with the Commission by Global Cash Access Holdings, Inc. (the “Registrant”):
     (1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Commission on March 30, 2007, which includes audited consolidated financial statements for the fiscal year ended December 31, 2006, which is the latest fiscal year for which audited financial statements have been filed.
     (2) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007, and filed with the Commission on May 10, 2007, August 14, 2007 and January 30, 2008, respectively.
     (3) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 25, 2007, June 26, 2007, July 17, 2007, July 24, 2007, July 27, 2007, August 1, 2007, August 9, 2007, August 31, 2007, September 5, 2007, November 2, 2007, November 14, 2007, November 16, 2007, December 26, 2007, February 13, 2008, February 25, 2008 and March 3, 2008.
     (4) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 16, 2005, including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.
4.1(1)	Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (see Signature Page)

(1)	Incorporated by reference to Exhibit 10.25 to the Annual Report of Global Cash Access, Inc. on Form 10-K (No. 333-117218), filed with the Commission on March 10, 2005.
Item 9. Undertakings.
     (A) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act ;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:
     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (C) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (D) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant, Global Cash Access Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on February 21, 2008.

GLOBAL CASH ACCESS HOLDINGS, INC.
By:	/s/ Scott Betts
Scott Betts
President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Scott Betts and Kathryn Lever as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Scott Betts Scott Betts	Director, President and Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial and Accounting Officer)	February 21, 2008

/s/ George Gresham George Gresham	Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2008

/s/ Robert Cucinotta Robert Cucinotta	Director	February 21, 2008

/s/ Walter G. Kortschak Walter G. Kortschak	Director	February 22, 2008

/s/ Charles J. Fitzgerald Charles J. Fitzgerald	Director	February 25, 2008

Signature	Title	Date

/s/ E. Miles Kilburn E. Miles Kilburn	Director	February 21, 2008

/s/ Fred Enlow Fred Enlow	Director	February 21, 2008

/s/ Geoff Judge Geoff Judge	Director	February 21, 2008

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1(1)	Global Cash Access Holdings, Inc. 2005 Stock Incentive Plan

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (see Signature Page)

(1)	Incorporated by reference to Exhibit 10.25 to the Annual Report of Global Cash Access, Inc. on Form 10-K (No. 333-117218), filed with the Commission on March 10, 2005.